                                                                    EXHIBIT 4.1





                            SEROLOGICALS CORPORATION









                              TRUST DEED AND RULES

                                       OF

                            SEROLOGICALS CORPORATION
                            UK SHARE INCENTIVE PLAN


   (As adopted by resolution of Serologicals Corporation on 11 November 2002 and approved by the Inland Revenue under reference A1624/PC)




                            (THEODORE GODDARD LOGO)

                SEROLOGICALS CORPORATION UK SHARE INCENTIVE PLAN



1.         TRUST DEED

2.         THE SEROLOGICALS CORPORATION UK SHARE INCENTIVE PLAN

3          DEED OF ADHERENCE

APPENDIX   PARTNERSHIP SHARE AGREEMENT

1.         TRUST DEED

                                    CONTENTS

CLAUSE                                                                                                      PAGE

1.    STATUS..................................................................................................1

2.    DECLARATION OF TRUST....................................................................................1

3.    NUMBER OF TRUSTEES......................................................................................2

4.    INFORMATION.............................................................................................2

5.    RESIDENCE OF TRUSTEES...................................................................................2

6.    CHANGE OF TRUSTEES......................................................................................2

7.    INVESTMENT AND DEALING WITH TRUST ASSETS................................................................2

8.    LOANS TO TRUSTEES.......................................................................................3

9.    SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS...........................................................3

10.   TRUSTEES' OBLIGATIONS UNDER THE PLAN....................................................................4

11.   POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE........................................5

12.   POWER TO AGREE MARKET VALUE OF SHARES...................................................................5

13.   PERSONAL INTEREST OF TRUSTEES...........................................................................6

14.   TRUSTEES' MEETINGS......................................................................................6

15.   SUBSIDIARY COMPANIES....................................................................................6

16.   EXPENSES OF PLAN........................................................................................6

17.   TRUSTEES' LIABILITY AND INDEMNITY.......................................................................6

18.   COVENANT BY THE PARTICIPATING COMPANIES.................................................................7

19.   ACCEPTANCE OF GIFTS.....................................................................................7

20.   TRUSTEES' LIEN..........................................................................................7

21.   AMENDMENTS TO THE PLAN..................................................................................7

22.   TERMINATION OF THE PLAN.................................................................................8

23.   GOVERNING LAW...........................................................................................8

24.   COUNTERPARTS............................................................................................8

THIS DEED IS MADE ON 27 MARCH 2003

BETWEEN

(1)      The "COMPANY" (Serologicals Corporation);

(2) The "PARTICIPATING COMPANIES" (Serologicals Limited with registered number 120833 and such other companies as shall pursuant to this Deed subsequently enter into a deed of adherence (as provided in clause 15 of this Deed); and

(3)      The "TRUSTEE" (Abbey National AESOP Trustees Limited).

WHEREAS:

(A) The Company and the Participating Companies wish to establish an all employee share plan to be known as the SEROLOGICALS CORPORATION UK SHARE INCENTIVE PLAN (the "PLAN") in accordance with the provisions of
         Schedule 8 to the Finance Act 2000 and constituting an employees' share scheme.

(B)      The Trustee has agreed to be the original trustee of the Plan.

NOW THIS DEED WITNESSESS as follows:

1.       STATUS

         The Plan consists of this Deed and the attached Rules and Appendix. The definitions in the Rules apply to this Deed. The Company shall from time to time determine which of parts A and B of the Rules shall have effect. Where the Company determines that part A shall have effect it shall also specify whether there is to be an Accumulation Period of up to 12 months, which shall apply equally to all Qualifying Employees in the Plan.

2.       DECLARATION OF TRUST

2.1 The Company and the Trustees have agreed that all the Shares and other assets which are issued to or transferred to the Trustees are to be held on the trusts declared by this Deed, and subject to the terms of the Rules. When Shares or assets are transferred to the Trustees by the Company with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

2.2 The Trustees shall hold the Trust Fund upon the following trusts namely:

         (a) as to Shares which have not been awarded to Participants ("UNAWARDED SHARES") upon trust during the Trust Period to allocate those Shares in accordance with the terms of this Deed and the Rules,

         (b) as to Shares which have been awarded to a Participant ("PLAN SHARES") upon trust for the benefit of that Participant on the terms and conditions set out in the Rules,

         (c) as to Partnership Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules, and

         (d) as to other assets ("SURPLUS ASSETS") upon trust to use them to purchase further Shares to be held on the trusts declared in (a) above, at such time during the Trust Period and on such terms as the Trustees in their absolute discretion think fit.

2.3 The income of Unawarded Shares and Surplus Assets shall be accumulated by the Trustees and added to, and held upon the trusts applying to, Surplus Assets.

2.4 The income of Plan Shares and Partnership Share Money shall be dealt with in accordance with the Rules.

2.5 The perpetuity period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

3.       NUMBER OF TRUSTEES

         Unless a corporate Trustee is appointed, there shall always be at least two Trustees. Where there is no corporate Trustee, and the number of Trustees falls below two, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

4.       INFORMATION

         The Trustees shall be entitled to rely on information supplied by the Company in respect of the eligibility of any person to become or remain a Participant in the Plan.

5.       RESIDENCE OF TRUSTEES

         Every Trustee shall be resident in the United Kingdom. The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

6.       CHANGE OF TRUSTEES

         The Company has the power to appoint or remove any Trustee for any reason. The change of Trustee shall be effected by executing a deed. Any Trustee may retire on one month's notice given in writing to the Company, provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement.

7.       INVESTMENT AND DEALING WITH TRUST ASSETS

7.1 Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

7.2 The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action.

7.3 The Company and Participating Companies shall, as soon as practicable after deduction from Salary, pass the Partnership Share Money to the Trustees who will put the money into an account with:

         (a)      an institution authorised under the Banking Act 1987;

         (b)      a building society; or

         (c)      a relevant European institution,

         until it is either used to acquire Partnership Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose Salary the Partnership Share Money has been deducted.

         The Trustees shall pass on any interest arising on this invested money to the individual from whose Salary the Partnership Share Money has been deducted.

7.4 The Trustees may either retain or sell Unawarded Shares at their absolute discretion. The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

7.5 The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

7.6 The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan or Unawarded Shares.

7.7 The Trustees may delegate powers, duties or discretions to any persons and on any terms. No delegation made under this clause shall divest the Trustees of their responsibilities under this Deed or under the Schedule.

         The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or the Schedule.

         The Trustees may at any time, and shall if the Company so directs, revoke any delegation made under this clause or require any Plan assets held by another person to be returned to the Trustees, or both.

8.       LOANS TO TRUSTEES

         The Trustees shall have the power to borrow money for the purpose of:

         (a)      acquiring Shares; and

         (b) paying any other expenses properly incurred by the Trustees in administering the Plan.

9.       SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

         Where Shares are transferred to the Trustees in accordance with paragraph 76 of the Schedule, they shall award such Shares only as Matching Shares, and in priority to other available Shares.

10.      TRUSTEES' OBLIGATIONS UNDER THE PLAN

10.1     NOTICE OF AWARD OF MATCHING SHARES

         As soon as practicable after Matching Shares have been awarded to a Participant, the Trustees shall give the Participant a notice stating:

         (a)      the number and description of those Shares;

         (b)      their Initial Market Value on the date of Award; and

         (c)      the Holding Period applicable to them.

10.2     NOTICE OF AWARD OF PARTNERSHIP SHARES

         As soon as practicable after any Partnership Shares have been acquired for a Participant, the Trustees shall give the Participant a notice stating:

         (a)      the number and description of those Shares;

         (b) the amount of money applied by the Trustees in acquiring those shares on behalf of the Participant; and

         (c)      the Market Value at the Acquisition Date.

10.3     NOTICE OF ANY FOREIGN TAX DEDUCTED BEFORE DIVIDEND PAID

         Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

10.4     RESTRICTIONS DURING THE HOLDING PERIOD

         During the Holding Period the Trustees shall not dispose of any Matching Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of the Schedule:

         (a) paragraph 32 (power of Trustees to accept general offers etc.);

         (b) paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

         (c)      paragraph 73 (meeting PAYE obligations); and

         (d) paragraph 121(5) (termination of plan: early removal of shares with participant's consent).

10.5     PAYE LIABILITY ETC

         The Trustees may dispose of a Participant's Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of the Schedule (PAYE: shares ceasing to be subject to the plan).

         Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

         The Trustees shall maintain the records necessary to enable them to carry out their PAYE obligations, and the PAYE obligations of the employer company so far as they relate to the Plan.

         Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

10.6     MONEY'S WORTH RECEIVED BY TRUSTEES

         The Trustees shall pay over to the Participant as soon as is practicable, any money or money's worth received by them in respect of or by reference to any shares, other than new shares within paragraph 115 of the Schedule (company reconstructions).

         This is subject to:

         (a) the provisions of Part VII of the Schedule (dividend reinvestment);

         (b) the Trustees obligations under paragraphs 95 and 96 of the Schedule (PAYE: obligations to make payments to employer etc); and

         (c)      the Trustees' PAYE obligations.

10.7     GENERAL OFFERS ETC

         If any offer, compromise, arrangement or scheme is made which affects the Matching Shares the Trustees shall notify Participants. Each Participant may direct how the Trustees shall act in relation to that Participant's Plan Shares. In the absence of any direction, the Trustees shall take no action.

11.      POWER OF TRUSTEES TO RAISE FUNDS TO SUBSCRIBE FOR A RIGHTS ISSUE

         If instructed by Participants in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights.

         The rights referred to are the rights to buy additional shares or rights in the same company.

12.      POWER TO AGREE MARKET VALUE OF SHARES

         Where the Market Value of Shares falls to be determined for the purposes of the Schedule, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates, as specified in the agreement.

13.      PERSONAL INTEREST OF TRUSTEES

         Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

         (a)      participation in the Plan as a Qualifying Employee;

         (b) ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

         (c)      being a director or employee of any Participating Company,

         (d) being a creditor, or being in any other contractual relationship with any such Company.

14.      TRUSTEES' MEETINGS

         The Trustees shall hold meetings as often as is necessary for the administration of the Plan. There shall be at least two Trustees present at a meeting except where the sole Trustee is a corporate Trustee and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting by a majority of the Trustees present shall be binding on all the Trustees. A written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

15.      SUBSIDIARY COMPANIES

         Any Subsidiary may with the agreement of the Company become a party to this Deed and the Plan by executing a Deed of Adherence agreeing to be bound by the Deed and Rules.

         Any company which ceases to be a Subsidiary shall cease to be a Participating Company.

16.      EXPENSES OF PLAN

         The Participating Companies shall meet the costs of the preparation and administration of this Plan.

17.      TRUSTEES' LIABILITY AND INDEMNITY

17.1 The Participating Companies shall jointly and severally indemnify each of the Trustees (except a remunerated Trustee) against any expenses and liabilities which are incurred through acting as a Trustee of the Plan and which cannot be recovered from the Trust Fund. This does not apply to expenses and liabilities which are incurred through fraud or wilful wrongdoing or are covered by insurance under clause 17.3.

17.2 No Trustee except a remunerated Trustee shall be personally liable for any breach of trust (other than through fraud or wilful wrongdoing) over and above the extent to which the Trustee is indemnified by the Participating Companies in accordance with clause 17.1 above.

17.3 A non-remunerated Trustee may insure the Plan against any loss caused by him or any of his employees, officers, agents or delegates. A non-remunerated Trustee may also insure himself and any of these persons against liability for breach of trust not involving fraud or wilful wrongdoing or negligence of the Trustee or the person concerned.

17.4 A Trustee who carries on a profession or business may charge for services rendered on a basis agreed with the Company. A firm or company in which a Trustee is interested or by which he is employed may also charge for services rendered on this basis.

18.      COVENANT BY THE PARTICIPATING COMPANIES

         The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

19.      ACCEPTANCE OF GIFTS

         The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by clause 2(1) or 2(4) as the case may be.

20.      TRUSTEES' LIEN

         The Trustees' lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

         (a) the Trustees shall not be entitled to resort to Partnership Share Money for the satisfaction of any of their liabilities; and

         (b) the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent that this is permitted by the Plan.

21.      AMENDMENTS TO THE PLAN

         The Company may, with the Trustees' written consent, from time to time amend the Plan provided that:

         (a) no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares, and

         (b) if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a "key feature" (as defined in paragraph 118(3)(a) of the Schedule) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of the Schedule.

22.      TERMINATION OF THE PLAN

22.1     The Plan shall terminate:

         (a) in accordance with a Plan Termination Notice issued by the Company to the Trustees under paragraph 120 of the Schedule, or

         (b)      if earlier, on the expiry of the Trust Period.

22.2 The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

22.3 Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of the Schedule shall have effect.

22.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of the Schedule have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportion, having regard to their respective contributions, as the Trustees shall in their absolute discretion think appropriate.

23.      GOVERNING LAW

         This Deed shall be governed and construed in accordance with the laws of England.

24.      COUNTERPARTS

         This Deed may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same Deed.

IN WITNESS of which this Deed has been executed and delivered as a deed by the parties on the date which first appears in page 3.


EXECUTED and DELIVERED as a DEED by         )
SEROLOGICALS CORPORATION                    )
acting by                                   )

/s/ Robert P. Collins
---------------------
Robert P. Collins
Vice President

/s/ Jeffrey D. Linton
---------------------
Jeffrey D. Linton
Secretary

EXECUTED and DELIVERED as a DEED by         )
ABBEY NATIONAL AESOP TRUSTEES LIMITED       )
acting by                                   )

/s/ Peter Robins
---------------------
Peter Robins

/s/ Stuart Bailey
---------------------
Stuart Bailey

2.         THE SEROLOGICALS CORPORATION UK SHARE INCENTIVE PLAN

                                   CONTENTS




RULE                                                                                            PAGE

1.    DEFINITIONS.................................................................................10

2.    PURPOSE OF THE PLAN.........................................................................12

3.    PLAN LIMITS.................................................................................12

4.    ELIGIBILITY OF INDIVIDUALS..................................................................13

5.    PARTICIPATION ON SAME TERMS.................................................................13

6.    PARTNERSHIP SHARES..........................................................................14

7.    MATCHING SHARES.............................................................................16

8.    COMPANY RECONSTRUCTIONS.....................................................................17

9.    RIGHTS ISSUES...............................................................................18

10.   GOVERNING LAW...............................................................................18

1.       DEFINITIONS

1.1      The following words and expressions have the following meanings:

         "ACCUMULATION PERIOD" means in relation to Partnership Shares, the period during which the Trustees accumulate a Qualifying Employee's Partnership Share Money before acquiring Partnership Shares or repaying it to the employee;

         "ACQUISITION DATE" means in relation to Partnership Shares the meaning given by paragraph 42(3) of the Schedule;

         "ASSOCIATED COMPANY" has the same meaning as in section 416 of ICTA
         1988;

         "AWARD DATE" means in relation to Matching Shares, the date on which such Shares are awarded;

         "AWARD" means:

         (a) in relation to Matching Shares, the appropriation of Matching Shares in accordance with the Plan; and

         (b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan;

         "CAPITAL RECEIPT" has the same meaning as in paragraph 79 of the Schedule;

         "CLOSE COMPANY" has the same meaning as in section 414 of ICTA 1988;

         "COMPANY" means Serologicals Corporation with its head office at 5655 Spalding Drive, Norcross, Georgia 30092;

         "CONNECTED COMPANY" has the same meaning as in paragraph 16(4) of the Schedule;

         "CONTROL" has the same meaning as in section 840 of ICTA 1988;

         "DEED" means this trust deed as amended from time to time;

         "DEED OF ADHERENCE" means a deed substantially in the form set out in the Schedule;

         "HOLDING PERIOD" means in relation to Matching Shares, the period specified by the Company as mentioned in Rule 7.5;

         "ICTA 1988" means the Income and Corporation Taxes Act 1988;

         "INITIAL MARKET VALUE" means the Market Value of a Share on an Award Date. Where the Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk;

         "MARKET VALUE" on any day the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with Inland Revenue Shares Valuation on or before that day;

         "MATCHING SHARES" means Shares awarded under Part B of the Plan and which are subject to the Plan;

         "MATERIAL INTEREST" has the same meaning as in paragraph 15 of the Schedule;

         "NICS" means National Insurance Contributions;

         "PARTICIPANT" means an individual who has received under the Plan an Award of Matching Shares or Partnership Shares;

         "PARTICIPATING COMPANY" means the Company and such of its Subsidiaries as have executed a Deed of Adherence to the Plan under clause 15 of the Trust Deed;

         "PARTNERSHIP SHARES" means Shares awarded under Part A of the Plan and which are subject to the Plan;

         "PARTNERSHIP SHARE AGREEMENT" means an agreement in the terms set out in Appendix A;

         "PARTNERSHIP SHARE MONEY" means money deducted from a Qualifying Employee's Salary pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares or to be returned to such a person;

         "PLAN" means the Serologicals Corporation UK Share Incentive Plan;

         "PLAN SHARES" means:

         (a)      Matching Shares or Partnership Shares awarded to
                  Participants; and

         (b) shares in relation to which paragraph 115(5) (company reconstructions: new shares) of the Schedule applies,

         that remain subject to the Plan;

         "PLAN TERMINATION NOTICE" means a notice issued under paragraph 120 of the Schedule;

         "PROFIT SHARING SCHEME" means a profit-sharing scheme approved by the Board of Inland Revenue under Schedule 9 of ICTA 1988;

         "QUALIFYING COMPANY" has the same meaning as in Paragraph 14 of the Schedule;

         "QUALIFYING CORPORATE BOND" has the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992;

         "QUALIFYING Employee" means an employee who must be invited to participate in an award in accordance with Rule 4.4 and any employee who the Company has invited in accordance with Rule 4.5;

         "QUALIFYING PERIOD" means in the case of Partnership Shares and Matching Shares 6 months before the start of the Accumulation Period;

         "REDUNDANCY" has the same meaning as in the Employment Rights Act
         1996;

         "RELEVANT EMPLOYMENT" means employment by the Company or any Associated Company;

         "RETIREMENT AGE" means age 65;

         "SALARY" has the same meaning as in paragraph 48 of the Schedule;

         "SCHEDULE" means Schedule 8 to the Finance Act 2000 as amended by
         Schedule 13 to the Finance Act 2001;

         "SHARES" means ordinary shares in the capital of the Company that comply with the conditions set out in paragraph 59 of the Schedule;

         "SUBSIDIARY" means any company which is for the time being under the Control of the Company;

         "TAX YEAR" means a year beginning on 6 April and ending on the following 5 April;

         "TRUSTEES" means the trustees or trustee of the Plan;

         "TRUST FUND" means all assets transferred to the Trustees to be held on the terms of the Trust Deed and the assets from time to time representing such assets, including any accumulations of income; and

         "TRUST PERIOD" means the period of 80 years beginning with the date of the Deed.

1.2      References to any Act, or Part, Chapter or section (including ICTA
         1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.       PURPOSE OF THE PLAN

         The Plan is intended to provide a method whereby employees of the Company's UK subsidiaries have an opportunity to acquire a proprietary interest in the Company through the purchase of its Shares. It is the intention of the Company to have the Plan qualify as an Inland Revenue-approved Share Incentive Plan under the Schedule. The Company is offering to sell Shares to eligible employees pursuant to the terms and conditions set forth in this Plan.

3.       PLAN LIMITS

3.1 The number of Shares in respect of which an Award may be granted on a given date when added to the number of Awards in respect of Shares in respect of which

         Awards have previously been granted under the Plan shall not exceed 100,000. This is subject to adjustments upon changes in the capitalisation of the Company as provided in section 10(d) of the US Internal Revenue Code 1986.

4.       ELIGIBILITY OF INDIVIDUALS

4.1      Individuals are eligible to participate in an Award only if:

         (a)      they are full-time or part-time employees of a Participating
                  Company;

         (b) they have been employees of a Qualifying Company at all times during any Qualifying Period;

         (c) they are eligible on the date(s) set out in paragraph 13(1) of the Schedule; and

         (d) they do not fail to be eligible under any of Rules 4.2 or 4.3.

4.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

         (a) a Close Company whose Shares may be appropriated or acquired under the Plan; or

         (b) a company which has Control of such a company or is a member of a consortium which owns such a company.

4.3 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an award under another share incentive plan established by the Company or a Connected Company and approved under the Schedule or if they would have received such an award but for their failure to meet a performance target (see paragraph 25 of the Schedule).

         EMPLOYEES WHO MUST BE INVITED TO PARTICIPATE IN AWARDS

4.4 Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 4.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E.

         In this case they shall be invited to participate in any Awards of Partnership Shares or Matching Shares as are set out in the Plan.

         EMPLOYEES WHO MAY BE INVITED TO PARTICIPATE IN AWARDS

4.5 The Company may also invite any employee who meets the requirements in Rule 4.1 to participate in any Award of Partnership Shares or Matching Shares as are set out in the Plan.

5.       PARTICIPATION ON SAME TERMS

5.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.



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




                                     PART A

6.       PARTNERSHIP SHARES

6.1 The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a "PARTNERSHIP SHARE AGREEMENT") in the terms of the draft in Appendix A of these Rules.

6.2 Partnership Shares shall not be subject to any provision under which they may be forfeit.

         MAXIMUM AMOUNT OF DEDUCTIONS

6.3 The amount of Partnership Share Money deducted from an employee's Salary shall not exceed (pound)125 in any month. If the Salary is not paid monthly, the (pound)125 limit shall be calculated proportionately.

6.4 The amount of Partnership Share Money deducted from an employee's Salary over an Accumulation Period shall not exceed 10 per cent. of the total of the payments of Salary made to such employee over that Accumulation Period.

6.5 Any amount deducted in excess of that allowed by Rule 6.3 or 6.4 shall be paid over to the employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

         MINIMUM AMOUNT OF DEDUCTIONS

6.6 The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than (pound)10.

         NOTICE OF POSSIBLE EFFECT OF DEDUCTIONS ON BENEFIT ENTITLEMENT

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

         RESTRICTION IMPOSED ON NUMBER OF SHARES AWARDED

6.8 The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10 The notification in Rule 6.9 above shall be given before the beginning of the Accumulation Period relating to the Award.

         PLAN WITH ACCUMULATION PERIOD

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.12 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

         (a) the Market Value of the Shares at the beginning of the Accumulation Period; and

         (b)      the Market Value of the Shares on the Acquisition Date.

6.13 If a transaction occurs during an Accumulation Period which results in a new holding of shares being equated for the purposes of capital gains tax with any of the shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

         SURPLUS PARTNERSHIP SHARE MONEY

6.14 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

         (a) may, with the agreement of the Participant, be carried forward to the next Accumulation Period or the next deduction; and

         (b) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

         SCALING DOWN

6.15 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

         Step 1. the excess of the monthly deduction chosen by each applicant over(pound)10 shall be reduced pro rata

         Step 2.  all monthly deductions shall be reduced to(pound)10;

         Step 3. applications shall be selected by lot, each based on a monthly deduction of(pound)10.

         Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

         WITHDRAWAL FROM PARTNERSHIP SHARE AGREEMENT

6.16 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

         REPAYMENT OF PARTNERSHIP SHARE MONEY ON WITHDRAWAL OF APPROVAL OR TERMINATION

6.17 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE and NICs.

                                     PART B

7.       MATCHING SHARES

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules.

         GENERAL REQUIREMENTS FOR MATCHING SHARES

7.2      Matching Shares shall:

         (a) be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

         (b) subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

         (c)      be awarded to all Participants on exactly the same basis.

         RATIO OF MATCHING SHARES TO PARTNERSHIP SHARES

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Company may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

         HOLDING PERIOD FOR MATCHING SHARES

7.5 The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of not less than three years nor more than five years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7      A Participant may during the Holding Period direct the Trustees:

         (a) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

         (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph (c);

         (c) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

         (d) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

                  (i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

                  (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.       COMPANY RECONSTRUCTIONS

8.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as the "ORIGINAL HOLDING"):

         (a) a transaction which results in a new holding (referred to in this Rule as the "NEW HOLDING") being equated with the Original Holding for the purposes of capital gains tax; or

         (b) a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond,

8.2 If an issue of shares of any of the following descriptions (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

         (a)      redeemable shares or securities issued as mentioned in
                  section 209(2)(c) of ICTA 1988;

         (b) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

         (c)      share capital to which section 249 of ICTA 1988 applies.

8.3      In this Rule:

         "CORRESPONDING SHARES" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

         "NEW SHARES" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

8.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

8.5      For the purposes of the Plan:

         (a) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

         (b) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

8.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

9.       RIGHTS ISSUES

9.1 Any shares or securities allotted under clause 11 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

9.2      Rule 9.1 does not apply:

         (a) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

         (b) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

10.      GOVERNING LAW

10.1 The Plan shall be governed by and construed in accordance with the laws of England.

3        DEED OF ADHERENCE



THIS DEED is made this on                      20[  ]

BETWEEN:

(1)   [               ] (registered number [             ])("the COMPANY");

(2)   [               ] (registered number [             ])("the Trustee"); and

(3)   [NEW PARTICIPATING COMPANY] (registered number [         ])

and is supplemental to the Trust Deed and Rules ("THE TRUST DEED") of the
[                        ] Share Incentive Plan ("the PLAN") executed by the
Company and the Trustee on the [                 ] 200[ ].

WHEREAS:

(1)   [New Participating Company] was incorporated on the [            ] 200[ ]
      and on [                   ] 200[   ] became a Subsidiary of the Company;

(2) [New Participating Company] wishes to become a Participating Company under, and to invite its Eligible Employees to participate in, the Plan.

NOW THIS DEED WITNESSETH as follows:

(1) Terms and expressions used in this Deed shall, unless the context otherwise requires, have the same meaning as in the Trust Deed.

(2) [New Participating Company] agrees to become a Participating Company and to be bound by the terms of the Trust Deed.

IN WITNESS of which this Deed has been executed by the parties on the date written above.

EXECUTED and DELIVERED as a DEED by         )
[NEW PARTICIPATING COMPANY]                 )
acting by                                   )


EXECUTED and DELIVERED as a DEED by         )
[                       ]                   )
acting by                                   )


EXECUTED and DELIVERED as a DEED by         )
[                       ]                   )
acting by                                   )